                                                                    Exhibit 23.2



                         AUDITORS' REPORT TO THE MEMBERS

We have audited the annexed balance sheet of NETSOL CONNECT (PVT.) LTD. as at June 30, 2002 and the related statement of income and cash flows for the year then ended, together with the notes forming part thereof, and we state that we have obtained all the information and explanations which, to the best of our knowledge and belief, were necessary for the purposes of our audit.

It is responsibility of the Company's Management to establish and maintain a system of internal control, and prepare and present the above said statements in conformity with the approved accounting standards and the requirements of the Companies Ordinance, 1984. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with the International Standards on Auditing, which are comparable in all material respects with US Generally Accepted Auditing Standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the above said statements are free of any material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the above said statements. An audit also includes assessing the accounting policies and significant estimates made by management as well as, evaluating the overall presentation of the above said statements. We believe that our audit provides a reasonable basis for our opinion and, after due verification, we state that:

During the year ended June-30, 2002 the company suffered a substantial loss before tax of Rs. 38,932,745/- (2001: Rs. 49,418,008/-). The key financial ratios of the company have become adverse. These matters arise doubt that the company will be able to continue as a going concern. The management has however given us the understanding that the company shall be merged with other companies in Netsol Group Pakistan, and will ultimately go public to raise funds. The amount and classification of the assets and liabilities in the Financial Statements have not however been adjusted.

    Except for the effects of matters discussed in the above paragraphs we report that:

        (a) in our opinion, proper books of account have been kept by the Company as required by the Companies Ordinance, 1984;

        (b)    in our opinion:

               (i) the balance sheet and income statements together with the notes thereon have been drawn up in conformity with the Companies Ordinance, 1984 and are in agreement with the books of account and are further in accordance with accounting policies;

               (ii) the expenditure incurred during the year was for the purposes of the Company's business; and

               (iii) the business conducted and the expenditure incurred during the year were in accordance with the objects of the Company.

        (c) in our opinion and to the best of our information and according to the explanations given to us, the balance sheet together with the notes forming part thereof conform with approved accounting standards as applicable in Pakistan, and, give the information required by the Companies Ordinance, 1984 in the manner so required and give a true and fair view of the state of the Company's affairs as at June 30, 2002 and of the loss and its cash flows for the year then ended and are in accordance with the International Accounting Standards which are comparable in all respect with US Generally Accepted Accounting Principles; and

        (d) in our opinion no Zakat was deductible at source under the Zakat and Ushr Ordinance, 1980.

LAHORE                                            /s/ SAEED KAMRAN PATEL
                                                  CHARTERED ACCOUNTANTS
OCTOBER 8, 2002

                        AUDITORS' REPORT TO THE MEMBERS

We have audited the annexed balance sheet of NETSOL (PVT.) LTD. as at June 30, 2002 and the related statement of income and cash flows for the year then ended, together with the notes forming part thereof, and we state that we have obtained all the information and explanations which, to the best of our knowledge and belief, were necessary for the purposes of our audit.

It is responsibility of the Company's Management to establish and maintain a system of internal control, and prepare and present the above said statements in conformity with the approved accounting standards and the requirements of the Companies Ordinance, 1984. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with the International Standards on Auditing, which are comparable in all material respects with US Generally Accepted Auditing Standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the above said statements are free of any material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the above said statements. An audit also includes assessing the accounting policies and significant estimates made by management as well as, evaluating the overall presentation of the above said statements. We believe that our audit provides a reasonable basis for our opinion and, after due verification, we state that:

An amount of Rupees 19,348,898/- has been recognized as sales without any documentary evidence and corresponding receivables are also unverifiable. Keeping this adjustment in view, the company suffered a loss of Rupees 17,470,453/- for the year, and the accumulated loss therefore goes up to Rs. 33,994,606.

Analysis of the financial statements of the company also reveal that the actual liabilities of the company have gone up to Rs. 40,920,882/-, but the total assets of the company are only Rs. 26,315,174/- of which Rs. 19,348,898/- are unverified receivables. The company may not therefore be able to pay its debts. The key financial ratios of the company have also become adverse. These matters raise doubt that the company will be able to continue as a going concern. The management has however given us the understanding that the company shall be merged with other companies in Netsol Group Pakistan, and will ultimately go public to raise funds. The amounts and classification of the assets and liabilities in the financial statements have not, however, been adjusted.

Except for the effects of matters discussed in the above paragraphs we report that:

        (a) in our opinion, proper books of account have been kept by the Company as required by the Companies Ordinance, 1984;

        (b)    in our opinion:

               (i) the balance sheet and income statements together with the notes thereon have been drawn up in conformity with the Companies Ordinance, 1984 and are in agreement with the books of account and are further in accordance with accounting policies;

               (ii) the expenditure incurred during the year was for the purposes of the Company's business; and

               (iii) the business conducted and the expenditure incurred during the year were in accordance with the objects of the Company.

        (c) in our opinion and to the best of our information and according to the explanations given to us, the balance sheet together with the notes forming part thereof conform with approved accounting standards as applicable in Pakistan, and, give the information required by the Companies Ordinance, 1984 in the manner so required and give a true and fair view of the state of the Company's affairs as at June 30, 2002 and of the profit, its cash flows for the year then ended and are in accordance with the International Accounting Standards which are comparable in all respect with US Generally Accepted Accounting Principles; and

        (d) in our opinion no Zakat was deductible at source under the Zakat and Ushr Ordinance, 1980.



                                                   /s/ Saeed Kamran Patel
LAHORE                                            CHARTERED ACCOUNTANTS
OCTOBER 9, 2002

                        AUDITORS' REPORT TO THE MEMBERS


We have audited the annexed balance sheet of NETSOL TECHNOLOGIES (PVT.) LTD. as at June 30, 2002 and the related statement of income and cash flows for the year then ended together with the notes forming part thereof, and we state that we have obtained all the information and explanations which, to the best of our knowledge and belief, were necessary for the purposes of our audit.

It is responsibility of the Company's Management to establish and maintain a system of internal control, and prepare and present the above said statements in conformity with the approved accounting standards and the requirements of the Companies Ordinance, 1984. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with the International Standards on Auditing, which are comparable in all material respects with US Generally Accepted Auditing Standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the above said statements are free of any material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the above said statements. An audit also includes assessing the accounting policies and significant estimates made by management as well as, evaluating the overall presentation of the above said statements. We believe that our audit provides a reasonable basis for our opinion and, after due verification, we state that:

        (a) in our opinion, proper books of account have been kept by the Company as required by the Companies Ordinance, 1984;

        (b)    in our opinion:

               (i) the balance sheet and income statements together with the notes thereon have been drawn up in conformity with the Companies Ordinance, 1984 and are in agreement with the books of account and are further in accordance with accounting policies;

               (ii) the expenditure incurred during the year was for the purposes of the Company's business; and

               (iii) the business conducted and the expenditure incurred during the year were in accordance with the objects of the Company.

        (c) in our opinion and to the best of our information and according to the explanations given to us, the balance sheet together with the notes forming part thereof conform with approved accounting standards as applicable in Pakistan, and, give the information required by the Companies Ordinance, 1984 in the manner so required and give a true and fair view of the state of the Company's affairs as at June 30, 2002 and of the loss and its cash flows for the year then ended and are in accordance with the International Accounting Standards which are comparable in all material respects with US Generally Accepted Accounting Principles; and

        (d) in our opinion no Zakat was deductible at source under the Zakat and Ushr Ordinance, 1980.



                                                  /s/ Saeed Kamran Patel
LAHORE                                            CHARTERED ACCOUNTANTS
OCTOBER 7, 2002